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                                                                    EXHIBIT 10.4

                          FUTURELINK DISTRIBUTION CORP.

                                AGENCY AGREEMENT


Commonwealth Associates L.P.
830 Third Avenue
New York, New York 10022
                                                                 April 14, 1999
Gentlemen:

        FutureLink Distribution Corp., a Colorado corporation (the "Company"), proposes to offer for sale to "accredited investors", in a private placement, units ("Units"), each Unit consisting (i) $50,000 principal amount of 8% convertible promissory notes (the "Notes") and (ii) seven-year warrants (the "Warrants") to purchase 125,000 shares of the Company's common stock, $.0001 par value (the "Common Stock"). Such offering and sale are referred to herein as the "Offering." A minimum of 40 Units for $2,000,000 ("Minimum Offering") and a maximum of 80 Units for $4,000,000 ("Maximum Offering") will be sold in the Offering at $50,000 per Unit. The Maximum Offering may be increased by up to $4,000,000 at the discretion of the Placement Agent (as defined below) in the event of over-subscription (the "Over-Allotment Option"). The Units will be offered pursuant to those terms and conditions acceptable to you as reflected in the Confidential Term Sheet dated April 14, 1999 (the "Term Sheet"), as it may be supplemented or amended from time to time. The Minimum Offering will be made on a "best efforts - all or none" basis and the balance of the Offering will be offered on a "best efforts" basis. The Units are being offered pursuant to the Term Sheet and related documents in accordance with Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Regulation D promulgated thereunder.

        Commonwealth Associates is sometimes referred to herein as the "Placement Agent." The Term Sheet (including the exhibits thereto), as it may be amended or supplemented from time to time, and the form of proposed subscription agreement between the Company and each subscriber (the "Subscription Agreement") and the exhibits which are part of the Term Sheet and/or Subscription Agreement are collectively referred to herein as the "Offering Documents."

        The Company will prepare and deliver to the Placement Agent a reasonable number of copies of the Offering Documents in form and substance satisfactory to counsel to the Placement Agent.

        Each prospective investor subscribing to purchase Units ("Subscriber") will be required to deliver, among other things, a Subscription Agreement and a confidential purchaser questionnaire ("Questionnaire") in the form to be provided to offerees. Capitalized terms used herein, unless otherwise defined or unless the context otherwise indicates, shall have the same meanings provided in the Offering Documents.

        1.      APPOINTMENT OF PLACEMENT AGENT.

                (a) You are hereby appointed exclusive Placement Agent of the Company (subject to your right to have Selected Dealers, as defined in Section 1(c) hereof, participate in the Offering) during the Offering Period herein specified for the purposes of assisting the Company in finding qualified Subscribers pursuant to the offering (the "Offering") described in the Offering



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Documents. The Offering Period shall commence on the day (the "Commencement
Date") the Offering Documents are first made available to you by the Company for delivery in connection with the offering for sale of the Units and shall continue until the earlier to occur of (i) the sale of all of the Maximum Offering or (ii) April 30, 1999 (unless extended for a period of up to 30 days under circumstances specified in the Term Sheet). If the Minimum Offering is not sold prior to the end of the Offering Period, the Offering will be terminated and all funds received from Subscribers will be returned, without interest and without any deduction. The day that the Offering Period terminates is hereinafter referred to as the "Termination Date."

                (b) Subject to the performance by the Company of all of its obligations to be performed under this Agreement and to the completeness and accuracy of all representations and warranties of the Company contained in this Agreement, Commonwealth Associates hereby accepts such agency and agrees to use its best efforts to assist the Company in finding qualified subscribers pursuant to the Offering described in the Offering Documents. It is understood that the Placement Agent has no commitment to sell the Units. Your agency hereunder is not terminable by the Company except upon termination of the Offering Period.

                (c) Subscriptions for Units shall be evidenced by the execution by Subscribers of a Subscription Agreement. No Subscription Agreement shall be effective unless and until it is accepted by the Company. Until the Closing, all subscription funds received shall be held as described in the Subscription Agreement. The Placement Agent shall not have any obligation to independently verify the accuracy or completeness of any information contained in any Subscription Agreement or the authenticity, sufficiency, or validity of any check delivered by any prospective investor in payment for Units.

                (d) The Placement Agent and its affiliates will purchase Units sold in the Offering.

        2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Placement Agent and each Selected Dealer, if any, as follows:

                (a) Securities Law Compliance. The Offering Documents conform in all respects with the requirements of Section 4(2) of the Securities Act and Regulation D promulgated thereunder and with the requirements of all other published rules and regulations of the Securities and Exchange Commission (the "Commission") currently in effect relating to "private offerings" to "accredited investors" of the type contemplated by the Company. The Offering Documents will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. If at any time prior to the completion of the Offering or other termination of this Agreement any event shall occur as a result of which it might become necessary to amend or supplement the Offering Documents so that they do not include any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, the Company will promptly notify you and will supply you with amendments or supplements correcting such statement or omission. The Company will also provide the Placement Agent for delivery to all offerees and purchasers and their representatives, if any, any information, documents and instruments which the Placement Agent deems reasonably necessary to comply with applicable state and federal law.




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                (b)     Organization. The Company is a corporation duly
organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to own and lease its properties, to carry on its business as currently conducted and as proposed to be conducted, to execute and deliver this Agreement and to carry out the transactions contemplated by this Agreement, as appropriate, and is duly licensed or qualified to do business as a foreign corporation in each other jurisdiction in which the conduct of its business or ownership or leasing of its properties requires it to be so qualified, except where the failure to be so licensed or qualified would not, in the aggregate, have a material adverse effect on the business or financial condition of the Company (a "Material Adverse Effect").

                (c) Capitalization. The authorized, issued and outstanding capital stock of the Company prior to the consummation of the transactions contemplated hereby is as set forth in the Offering Documents. All issued and outstanding shares of the Company's common stock are validly issued, fully paid and non-assessable (with the exception of 13,761,613 shares currently held in escrow to satisfy certain obligations upon conversion of outstanding debentures and exercise of outstanding warrants which shares will not be paid for until such conversion or exercise) and such shares have not been issued in violation of the preemptive rights of any stockholder of the Company. All prior sales of securities of the Company were either registered under the Securities Act and applicable state securities laws or exempt from such registration, and no security holder has any rescission rights with respect thereto.

                (d) Warrants, Preemptive Rights, etc. Except as set forth in or contemplated by the Term Sheet, there are not, nor will there be immediately after the Closing (as hereinafter defined), any outstanding warrants, options, agreements, convertible securities, preemptive rights to subscribe for or other commitments pursuant to which the Company is, or may become, obligated to issue any shares of its capital stock or other securities of the Company and this Offering will not cause any anti-dilution adjustments to such securities or commitments except as reflected in the Term Sheet.

                (e) Subsidiaries and Investments. Other than as set forth in the Offering Documents, the Company has no subsidiaries and the Company does not own, directly or indirectly, any capital stock or other equity ownership or proprietary interests in any other corporation, association, trust, partnership, joint venture or other entity.

                (f) Financial Statements. The financial information contained in the Offering Documents is accurate in all material respects. The financial statements attached to the Offering Documents are hereinafter referred to collectively as the "Financial Statements". The Financial Statements have been prepared in conformity with generally accepted accounting principles consistently applied and show all material liabilities, absolute or contingent, of the Company required to be recorded thereon and present fairly the financial position and results of operations of the Company as of the dates and for the periods indicated.

                (g) Absence of Changes. Since the date of the Term Sheet, except with respect to matters of which the Company has notified you in writing, the Company has not incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of the Company, and, except as set forth in Schedule G to this Agreement there has not been any change in the capital stock of, or any incurrence of long-term debt by, the Company, or any issuance of options, warrants or other rights to purchase the capital stock of the Company, or any adverse change or any development involving, so far as the Company can now reasonably foresee, a prospective adverse change in the condition (financial or otherwise), net worth, results



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of operations, business, key personnel or properties which would be material to the business or financial condition of the Company, and the Company has not become a party to, and neither the business nor the property of the Company has become the subject of, any material litigation whether or not in the ordinary course of business.

                (h) Title. Except as set forth on Schedule H hereto, the Company has good and marketable title to all properties and assets, owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are not significant or important in relation to the Company's business; all of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee are in full force and effect, and the Company is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no material claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease. The Company owns or leases all such properties as are necessary to its operations as now conducted.

                (i) Proprietary Rights. Except as set forth in Schedule I hereto, the Company owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, service marks, copyrights, trade secrets, processes, formulations, technology or know-how used in the conduct of its business as described in the Term Sheet and will own or possess such rights with respect to the business to be conducted as contemplated by the Term Sheet (the "Proprietary Rights"). The Company has not received any notice of any claims, nor does it have any knowledge of any threatened claims, and knows of no facts which would form the basis of any claim, asserted by any person to the effect that the sale or use of any product or process now used or offered by the Company or proposed to be used or offered by the Company infringes on any patents or infringes upon the use of any such Proprietary Rights of another person and, to the best of the Company's knowledge, no others have infringed the Company's Proprietary Rights.

                (j) Litigation. Other than as set forth in the Offering Documents, there is no material action, suit, investigation, customer complaint, claim or proceeding at law or in equity by or before any arbitrator, governmental instrumentality or other agency now pending or, to the knowledge of the Company, threatened against the Company (or basis therefor known to the Company) the adverse outcome of which would have a Material Adverse Effect. The Company is not subject to any judgment, order, writ, injunction or decree of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which have a Material Adverse Effect.

                (k) Non-Defaults; Non-Contravention. The Company is not in violation of or default under, nor will the execution and delivery of this Agreement or any of the Offering Documents, the Fund Escrow Agreement, the Advisory Agreement or the M/A Agreement (all as defined herein) or consummation of the transactions contemplated herein or therein result in a violation of or constitute a default in the performance or observance of any obligation under
(i) its Articles of Incorporation, or its By-laws, or (ii) any indenture, mortgage, contract, material purchase order or other agreement or instrument to which the Company is a party or by which it or its property is bound or affected, where such violation or default would have a Material Adverse Effect, or (iii) any material order, writ, injunction or decree of any court of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, where such violation or default would have a Material




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Adverse Effect, and there exists no condition, event or act which constitutes, nor which after notice, the lapse of time or both, could constitute a default under any of the foregoing, which in either case would have a Material Adverse Effect.

                (l) Taxes. To the best of the knowledge of the current management of the Company, the Company has filed all Federal, state, local and foreign tax returns which are required to be filed by it or otherwise met its disclosure obligations to the relevant agencies and all such returns are true and correct in all material respects. The Company has paid all taxes pursuant to such returns or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party. The Company has properly accrued all taxes required to be accrued by generally accepted accounting principals consistently applied. The tax returns of the Company have never been audited by any state, local or Federal authorities. The Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency.

                (m) Compliance with Laws; Licenses, etc. The Company has not received notice of any violation of or noncompliance with any Federal, state, local or foreign, laws, ordinances, regulations and orders applicable to its business which has not been cured, the violation of, or noncompliance with which, would have a Material Adverse Effect. The Company has all licenses and permits and other governmental certificates, authorizations and permits and approvals (collectively, "Licenses") required by every Federal, state and local government or regulatory body for the operation of its business as currently conducted and the use of its properties, except where the failure to be licensed would not have a Material Adverse Effect. The Licenses are in full force and effect and to the Company's knowledge no violations currently exist in respect of any License and no proceeding is pending or threatened to revoke or limit any thereof.

                (n) Authorization of Agreement, etc. This Agreement has been duly and validly authorized, executed and delivered by the Company and the execution, delivery and performance by the Company of this Agreement, the Subscription Agreement, the Fund Escrow Agreement, the Advisory Agreement and the M/A Agreement have been duly authorized by all requisite corporate action by the Company and when delivered, constitute or will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable laws regarding insolvency and to principles of equity.

                (o) Authorization of Notes and Warrants, etc. The issuance, sale and delivery of the Notes, the Warrants and the Agent's Warrants (as defined herein) have been duly authorized by all requisite corporate action of the Company. When so issued, sold and delivered, the Notes, the Warrants and the Agent's Warrants will be duly executed, issued and delivered and will constitute valid and legal obligations of the Company enforceable in accordance with their respective terms and, in each case, will not be subject to preemptive or any other similar rights of the stockholders of the Company or others which rights shall not have been waived prior to the Initial Closing.

                (p) Authorization of Reserved Shares. The issuance, sale and delivery by the Company of the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants and the Agent's Warrants (the "Reserved Shares") have been duly authorized by all requisite corporate action of the Company, and the Reserved Shares have been duly reserved for issuance upon conversion of all or any of the Notes and exercise of all or any of the Warrants and Agent's Warrants and when so issued, sold, paid for and delivered, the Reserved Shares will be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive or




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any other similar rights of the stockholders of the Company or others which rights shall not have been waived prior to the Initial Closing.

                (q) Exemption from Registration. Assuming (i) the accuracy of the information provided by the respective Subscribers in the Subscription Documents and (ii) that the Placement Agent has complied in all material respects with the provisions of Regulation D promulgated under the Securities Act, the offer and sale of the Units pursuant to the terms of this Agreement are exempt from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder (the "Regulations"). The Company is not disqualified from the exemption under Regulation D by virtue of the disqualifications contained in Rule 505(b)(2)(iii) or Rule 507 promulgated thereunder.

                (r) Registration Rights. Except with respect to holders of the Units, and except as set forth in Schedule R hereto, no person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company. The Company shall grant registration rights under the Securities Act to the investors in the Offering and/or their transferees as more fully described in the Subscription Agreement between the Company and the investors.

                (s) Brokers. Neither the Company nor any of its officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated by this Agreement other than the Placement Agent.

                (t) Title to Units. When certificates representing the securities comprising the Units shall have been duly delivered to the purchasers and payment shall have been made therefor, the several purchasers shall have good and marketable title to the Notes and Warrants and/or the Reserved Shares free and clear of all liens, encumbrances and claims whatsoever (with the exception of claims arising through the acts or omissions of the purchasers and except as arising from applicable Federal and state securities laws), and the Company shall have paid all taxes, if any, in respect of the original issuance thereof.

                (u) Right of First Refusal. Except for the right of first refusal granted to the Placement Agent herein, no person, firm or other business entity is a party to any agreement, contract or understanding, written or oral entitling such party to a right of first refusal with respect to offerings by the Company.

        3.      CLOSING; PLACEMENT AND FEES.

                (a) Closing. Provided the Minimum Offering shall have been subscribed for and funds representing the sale thereof shall have cleared, a closing (the "Initial Closing") shall take place at the offices of the Placement Agent, 830 Third Avenue, New York, New York within 10 days following the Termination Date (which date (the "Closing Date") may be accelerated or adjourned by agreement between the Company and the Placement Agent). At the Initial Closing, payment for the Units issued and sold by the Company shall be made against delivery of the Notes and Warrants comprising such Units. In addition, subsequent closings (if applicable) may be scheduled at the discretion of the Company and Placement Agent, each of which shall be deemed a "Closing" hereunder.

                (b) Conditions to Placement Agent's Obligations. The obligations of the Placement Agent hereunder will be subject to the accuracy of the representations and warranties of the Company herein contained as of the date hereof and as of each Closing Date, to the




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performance by the Company of its obligations hereunder and to the following additional conditions:

                        (i) Due Qualification or Exemption. (A) The Offering will become qualified or be exempt from qualification under the securities laws of the several states pursuant to paragraph 4(e) below not later than the Closing Date, and (B) at the Closing Date no stop order suspending the sale of the Units shall have been issued, and no proceeding for that purpose shall have been initiated or threatened;

                        (ii) No Material Misstatements. Neither the Blue Sky qualification materials nor the Term Sheet, nor any supplement thereto, will contain an untrue statement of a fact which in the opinion of the Placement Agent is material, or omits to state a fact, which in the opinion of the Placement Agent is material and is required to be stated therein, or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                        (iii) Compliance with Agreements. The Company will have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to each Closing;

                        (iv) Corporate Action. The Company will have taken all necessary corporate action, including, without limitation, obtaining the approval of the Company's board of directors, for the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the offering contemplated hereby;

                        (v) Opinion of Counsel. The Placement Agent shall receive the opinion of acceptable counsel to the Company, dated the Closing(s), substantially to the effect that:

                                (A)     the Company is validly existing and in
good standing under the laws of Colorado, has all requisite corporate power and authority necessary to own or hold its respective properties and conduct its business and is duly qualified or licensed to do business as described in the Offering Documents. The Company is not qualified to do business as a foreign corporation in states other than Colorado;

                                (B)     each of this Agreement, the Notes, the
Warrants, the Agent's Warrants, the Fund Escrow Agreement, the Subscription Agreements, the Advisory Agreement and the M/A Agreement has been duly and validly authorized, executed and delivered by the Company, and is the valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to any applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and to general equitable principles;

                                (C)     to the best of such counsel's knowledge,
(i) the authorized, issued and outstanding capital stock of the Company as of the date hereof (before giving effect to the transactions contemplated by this Agreement) is as set forth in the Offering Documents. To such counsel's knowledge, there are no commitments pursuant to which the Company is, or may become, obligated to issue any shares of its capital stock or other securities of the Company other than as set forth in the Offering Documents, (ii) all of the issued shares of capital stock of the Company issued in connection with and subsequent to the reverse merger in January 1998 have been duly and validly authorized and issued, are fully paid and non-assessable (with the exception of certain shares currently held in escrow to satisfy certain obligations upon




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conversion of outstanding debentures and exercise of outstanding warrants, which shares will not be fully paid and non-assessable until such conversion or exercise) and (iii) have not been issued in violation of the preemptive rights of any securityholder of the Company. The offers and sales of such securities were either registered under the Securities Act and applicable state securities laws or exempt from such registration requirements;

                                (D)     assuming (i) the accuracy of the
information provided by the Subscribers in the Subscription Documents, (ii) that the Placement Agent has complied with the requirements of section 4(2) of the Securities Act (and the provisions of Regulation D promulgated thereunder),
(iii) that there has been no public solicitation, (iv) each Subscriber has received the Offering Documents, (v) that the Offering Documents do not contain any material misstatements or omissions, and (vi) that a Notice on Form D is timely and accurately filed, the issuance and sale of the Units is exempt from registration under the Securities Act and Regulation D promulgated thereunder;

                                (E)     neither the execution and delivery of
this Agreement, the Subscription Agreement, the Advisory Agreement or the M/A Agreement, nor compliance with the terms hereof or thereof, nor the consummation of the transactions herein or therein contemplated, nor the issuance of the Notes, the Warrants or the Agent's Warrants, has, nor will, conflict with, result in a breach of, or constitute a default under the Articles of Incorporation or By-laws of the Company, or, to the best of such counsel's knowledge, any material contract, instrument or document to which the Company is a party, or by which it or any of its properties is bound or, to the best of such counsel's knowledge, violate any applicable law, rule, regulation, judgment, order or decree known to us of any governmental agency or court having jurisdiction over the Company or any of its properties or business;

                                (F)     to the best of such counsel's knowledge,
there are no claims, actions, suits, investigations or proceedings before or by any arbitrator, court, governmental authority or instrumentality pending or, to such counsel's knowledge, threatened against or affecting the Company or involving the properties of the Company which might materially and adversely affect the business, properties or financial condition of the Company or which might materially adversely affect the transactions or other acts contemplated by this Agreement or the validity or enforceability of this Agreement, except as set forth in or contemplated by the Offering Documents; and

                                (G)     such counsel has reviewed the Offering
Documents and nothing has come to the attention of such counsel to cause them to believe that the Offering Documents contain any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except for the financial statements, notes thereto and other financial information and statistical data contained therein, as to which such counsel need express no opinion).

                        (vi) Officers' Certificate. The Placement Agent shall receive a certificate of the Company, signed by the Chief Executive Officer and Chief Financial Officer thereof, that the representations and warranties contained in Section 2 hereof are true and accurate in all material respects at such Closing with the same effect as though expressly made at such Closing.

                        (vii) Fund Escrow Agreement. On or prior to the Initial Closing Date, the Placement Agent shall receive a copy of a duly executed escrow agreement in the form previously delivered to you regarding the deposit of funds pending the Closing(s) with a bank or




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trust company acceptable to the Placement Agent (the "Fund Escrow Agreement").

                        (viii) Insider Subscriptions. Prior to the Initial Closing Date, the Placement Agent shall receive irrevocable Subscription Agreements for the purchase of not less than an aggregate of $250,000 of Units from management and directors of the Company or their designees and shall have been advised, either by the escrow agent that cleared funds for the purchase of such Units is in escrow, or by the Company that it has received from such subscriber(s) an irrevocable assignment of proceeds payable by the Company to such subscriber(s) in favor of the Company, together with the dollar amount of same.

                        (ix) Independent Auditors. On or prior to the Initial Closing Date, the Company shall have retained a firm of independent auditors acceptable to the Placement Agent. The Company will not switch auditors other than to another "Big Five" firm during the three-year period following the Initial Closing Date.

                        (x) Financial Projections. On or prior to the Initial Closing Date, the Placement Agent shall receive two-year quarterly financial projections which have been reviewed and approved by the Company and the Placement Agent.

                        (xi) Advisory Agreement. On or prior to the Initial Closing Date, the Company shall execute and deliver to the Placement Agent an advisory agreement with the Placement Agent, in the form previously delivered to the Company by the Placement Agent (the "Advisory Agreement") and shall deliver to the Placement Agent the warrants provided for in such agreement.

                        (xii) Merger and Acquisition Agreement. On or prior to the Initial Closing Date, the Company shall execute and deliver to the Placement Agent an agreement with the Placement Agent regarding mergers and acquisitions, in the form previously delivered to the Company by the Placement Agent (the "M/A Agreement").

                        (xiii) Lock-Up Agreements. On or prior to the Initial Closing Date, the Placement Agent shall receive agreements from each executive officer and director of the Company to the effect that such person shall not sell, assign or transfer any of their securities of the Company for the period of 12 months from the final Closing without the prior written consent of the Placement Agent and, if requested by the managing underwriter of a public offering, for up to an additional 12-month period.

                        (xiv) Board Designee. During the period ending two years from the Initial Closing Date, the Company agrees to nominate a designee of the Placement Agent to the Company's Board of Directors. The Placement Agent shall also have the right to immediately appoint a majority of the Board of Directors if the Company fails to repay the Notes when due.

                        (xv) Irrevocable Proxy. The Placement Agent shall receive, on or prior to the Initial Closing Date, an irrevocable proxy from each of the senior officers and directors of the Company granting the Placement Agent a proxy to vote their shares for the election of directors solely for and limited to the purpose of enforcing the Placement Agent's rights described in subsection (xiv) above. All other rights to vote the shares held by such senior officers and directors of the Company shall remain with the shareholder.



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                (c)     Blue Sky. A summary blue sky survey shall be prepared by
counsel to the Placement Agent stating the extent to which and the conditions upon which offers and sales of the Units may be made in certain jurisdictions.
It is understood that such survey may be based on or rely upon (i) the representations of each Subscriber set forth in the Subscription Agreement delivered by such Subscriber, (ii) the warranties, representations and agreements of the Company set forth in Section 2 of this Agreement, (iii) the representations and warranties of the Placement Agent, and (iv) the representations of the Company set forth in the officers' certificate to be delivered at the Closing pursuant to paragraph (vii) of Section 3(b).

                (d) Placement Fees and Expenses. Simultaneously with payment for and delivery of the Units at each Closing as provided in paragraph 3(a) above, the Company shall at such Closing pay to the Placement Agent (i) a commission equal to 6.5% of the aggregate purchase price of the Units sold (including Over-allotment Option Units); (ii) a structuring fee equal to 2.5% of the aggregate purchase price of the Units sold (including Over-allotment Option Units) and (iii) reimbursement of accountable expenses up to $25,000 (excluding legal fees and disbursements of counsel to the Placement Agent which shall also be reimbursable by the Company). The Company shall also pay all expenses in connection with the qualification of the Units under the securities or Blue Sky laws of the states which the Placement Agent shall designate, including legal fees (not to exceed $2,500) and filing fees. The Company will, at each Closing, issue to you or your designees (which may include any Selected Dealer or any officer of the Placement Agent or a Selected Dealer) the warrants (the "Agent's Warrants") to purchase 62,500 shares of Common Stock at an exercise price of $0.25 per share for each $50,000 raised in the Offering (up to 10,000,000 shares if the Over-Allotment Option is exercised in full); provided; however, that no Agent's Warrants will be issued until at least 35 Units have been sold. The Agent's Warrants will be substantially identical to the Warrants comprising the Units.

                (e) Bring-Down Opinions and Certificates. If there is more than one Closing, then at each such Closing there shall be delivered to the Placement Agent updated opinion and certificate as described in (v) and (vi) of
Section 3(b) above, respectively.

                (f) No Adverse Changes. There shall not have occurred, at any time prior to the Closing or, if applicable, any additional Closing, (i) any domestic or international event, act or occurrence which has materially disrupted, or in the Placement Agent's opinion will in the immediate future materially disrupt, the securities markets; (ii) a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market; (iii) any outbreak of major hostilities or other national or international calamity;
(iv) any banking moratorium declared by a state or federal authority; (v) any moratorium declared in foreign exchange trading by major international banks or other persons; (vi) any material interruption in the mail service or other means of communication within the United States; (vii) any material adverse change in the business, properties, assets, results of operations, or financial condition of the Company; or (viii) any change in the market for securities in general or in political, financial, or economic conditions which, in the Placement Agent's reasonable judgment, makes it inadvisable to proceed with the offering, sale, and delivery of the Units.

        4.      COVENANTS OF THE COMPANY.

                (a) Use of Proceeds. The net proceeds of the Offering will be used by the Company substantially as set forth in the Term Sheet. Other than $200,000 of working capital advances to be repaid to an executive officer of the Company, the Company shall not use any of the proceeds from the Offering to repay any indebtedness of the Company (other than trade payables in the ordinary course) to any current executive officers, directors or principal stockholders of the Company.

                (b) Expenses of Offering. The Company shall be responsible for, and shall bear all expenses directly incurred in connection with, the proposed Offering including, but not limited to, (i) legal fees of the Company's counsel relating to the costs of preparing the Offering Documents and all amendments, supplements and exhibits thereto and preparing and delivering all placement agent and selling documents, including, but not limited to, the Agency Agreement with the Placement Agent and the blue sky memorandum; Note and Warrant certificates; (ii) blue sky fees, filing fees and the fees (up to $2,500) and disbursements of Placement Agent's counsel in connection with Blue Sky matters (the "Company Expenses"). Such expenses shall not include the cost of the Placement Agent's mailing, telephone, telegraph, travel, due diligence meetings, or other similar expenses (the "Placement Agent expenses") which are reimbursable by the Company up to $25,000 (exclusive of fees and expenses of counsel to the Placement Agent which are also reimbursable by the Company).

                If the Company decides not to proceed with the Offering for any reason (other than Placement Agent's failure to close on the Offering in the time frame set forth in Paragraph 1 of the letter of intent dated April 13, 1999 between the parties (the "LOI")), or if the Placement Agent decides not to proceed with the Offering because of a material breach by the Company of its representations, warranties, or covenants in this Agreement or in the LOI or as a result of material adverse changes in the affairs of the Company, or failure to meet the General Conditions set forth in Paragraph 9 of the LOI, the Company will be obligated to pay the Placement Agent liquidated damages of $120,000, to reimburse the Placement Agent for its time, work and expenses up to the sum of $25,000 and to issue the Placement Agent Agent's Warrants to purchase 10,000,000 shares of the Company's common stock. If the Placement Agent decides not to proceed with the Offering other than for the reasons set forth above, the Company's obligation to reimburse the Placement Agent shall be limited to $25,000. The Placement Agent shall have no liability to the Company for any reason should the Placement Agent choose not to proceed with the Offering contemplated hereby.

                (c) Notification. The Company shall notify the Placement Agent immediately, and in writing, (A) when any event shall have occurred during the period commencing on the date hereof and ending on the later of the last Closing or the Termination Date as a result of which the Offering Documents would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) of the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification or registration of the Units, or of any exemption from such registration or qualification, in any jurisdiction. The Company will use its best efforts to prevent the issuance of any such modification, rescission, withdrawal or suspension and, if any such modification, rescission, withdrawal or suspension is issued and you so request, to obtain the lifting thereof as promptly as possible.

                (d) Blue Sky. The Company will use its best efforts to qualify or register the Units for offering and sale under, or establish an exemption from such qualification or registration under, the securities or "blue sky" laws of such jurisdictions as you may reasonably request; provided however, that the Company will not be obligated to qualify as a dealer in securities in any jurisdiction in which it is not so qualified. The Company will not consummate any sale of Units in any jurisdiction in which it is not so qualified or in any manner in which such sale may not be lawfully made.

                (e) Form D Filing. The Company shall file five copies of a Notice of Sales of Securities on Form D with the Securities and Exchange Commission (the "Commission") no later than 15 days after the first sale of the Units. The Company shall file promptly such amendments to such Notices on Form D as shall become necessary and shall also comply with any filing requirement imposed by the laws of any state or jurisdiction in which offers and sales are made. The Company shall furnish the Placement Agent with copies of all such filings.

                (f) Press Releases, etc. The Company shall not, during the period commencing on the date hereof and ending on the later of the last Closing and the Termination Date, issue any press release or other communication, or hold any press conference with respect to the Company, its financial condition, results of operations, business, properties, assets, or liabilities, or the Offering, without the prior consent of the Placement Agent, which consent shall not be unreasonably withheld.

                (g) Key-Man Insurance. Prior to the Initial Closing Date, the Company shall have obtained "key-man" life insurance policies in the amount of at least $2,000,000 (CDN$3,000,000) on the life of Cameron Chell. Such policy will be kept in effect for at least two years from the Initial Closing Date.

                (h) Executive Compensation. The compensation of the executive officers of the Company shall not increase until repayment of or conversion of the Notes. In addition, prior to the maturity date of the Notes and thereafter, in the event the Company defaults on repayment of the Notes, the Company shall not amend or enter into any employment agreement containing anti-takeover provisions without the approval of the holders of a majority in principal amount of the Notes (including holders who have converted their Notes), so long as at least 10% of the Notes issued in the Offering remain outstanding.

                (i) Budgets. During the period ending two years after the Initial Closing Date, the Company shall prepare quarterly budgets reflecting its proposed operations and cash flow needs and submit such budgets to the Placement Agent for review and to the Company's Board of Directors for its approval.

                (j) By-Laws. Prior to the maturity date of the Notes and thereafter in the event the Company defaults on repayment of the Notes, the Company shall not amend its By-laws without shareholder approval and the approval of the holders of a majority in principal amount of the Notes (including holders who have converted their Notes), so long as at least 10% of the Notes issued in the Offering remain outstanding.

                (k) Right of First Refusal. In the event the Maximum Offering is sold, if during the two-year period after the Initial Closing Date the Company proposes to use a manager, placement agent or investment banker or persons performing similar services for a fee, the Placement Agent shall have the right of first refusal (the "Right of First Refusal") to purchase for the account of the Placement Agent or to act as an underwriter or agent for any and all public or private offerings of the securities of the Company, or any successor to or subsidiary of the Company or other entity in which the Company has a controlling equity interest (collectively referred to herein as the "Company"), up to $40,000,000 (the "Subsequent Offering"); provided, that if the Subsequent Offering is to be lead managed by a "major bracket underwriting firm", the Placement Agent shall have only the right to participate in the Subsequent Offering as a co-manager and receive at least 33% of the total consideration (including commissions, expense allowance, consulting fees, warrants or other equity); and provider, further, that if more than $40,000,000 is to be raised in the Subsequent Offering, the Placement Agent shall have only the right to act as co-manager or co-agent and receive at least 25% of the total consideration. Accordingly, if during such period the Company intends to make a Subsequent Offering, the Company shall notify you in writing of such intention and of the proposed terms of the offering. The Company shall thereafter promptly furnish you with such information concerning the business, condition and prospects of the Company as you may reasonably request. If within 10 business days of the mailing by registered mail addressed to the Placement Agent with respect to a Subsequent Offering of such notice of intention and statement of terms you do not accept in writing such offer to act as underwriter or agent with respect to such offering or investment banker with respect to such transaction, upon the terms proposed, the Company shall be free to negotiate terms with other underwriters or agents with respect to such offering or investment banker with respect to such transaction, and to effect such offering or transaction on such proposed terms. Before the Company shall accept any proposal less favorable to the Company from such underwriter or agent or investment banker or if such Subsequent Offering is not consummated within six
(6) months, your preferential right shall be reinstated and the same procedure with respect to such modified proposal as provided above shall be adopted; provided, however, that your preferential right shall not be reinstated later than two years after the Initial Closing Date. The failure by you to exercise your Right of First Refusal in any particular instance shall not affect in any way such right with respect to any other Subsequent Offering.

                (l) Transmittal Letters. Within five days after the Closing, the Placement Agent shall receive copies of all letters from the Company to the investors transmitting the Notes and Warrants and shall receive a letter from the Company confirming transmittal of the securities to the investors.

        5.      INDEMNIFICATION.

                (a) The Company agrees to indemnify and hold harmless the Placement Agent and each Selected Dealer, if any, and their respective shareholders, directors, officers, agents and controlling persons (an "Indemnified Party") against any and all loss, liability, claim, damage and expense whatsoever (and all actions in respect thereof), and to reimburse the Placement Agent for reasonable legal fees and related expenses as incurred (including, but not limited to the costs of investigating, preparing or defending any such action or claim whether or not in connection with litigation in which the Placement Agent is a party and the costs of giving testimony or furnishing documents in response to a subpoena or otherwise), arising out of any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                (b) The Company agrees to indemnify and hold harmless an Indemnified Party to the same extent as the foregoing indemnity, against any and all loss, liability, claim, damage and expense whatsoever directly arising out of the exercise by any person of any right under the Securities Act or the Exchange Act or the securities or Blue Sky laws of any state on account of violations of the representations, warranties or agreements set forth in Section 2 hereof.

                (c) Promptly after receipt by an Indemnified Party under this Section of notice of the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against the Company under this Section, notify in writing the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to the Indemnified Party otherwise than under this Section except to the extent the defense of the claim is prejudiced. In case any such action is brought against an Indemnified Party, and it notifies the Company of the commencement thereof, the Company will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Company to the Indemnified Party of its election so to assume the defense thereof, the Company will not be liable to the Indemnified Party under this Section for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation (provided the Company has been advised in writing that such investigation is being undertaken). The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Company if the Company has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Party; provided that the fees and expenses of such counsel shall be at the expense of the Company if (i) the employment of such counsel has been specifically authorized in writing by the Company or (ii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party or Parties and the Company and, in the reasonable judgment of counsel for the Indemnified Party, it is advisable for the Indemnified Party or Parties to be represented by separate counsel due to an actual conflict of interest (in which case the Company shall not have the right to assume the defense of such action on behalf of the an Indemnified Party or Parties), it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all the Indemnified Parties. No settlement of any action against an Indemnified Party shall be made unless such an Indemnified Party is fully and completely released in connection therewith.

        6.      CONTRIBUTION.

                To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section (5) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee or agent for the Company, or any controlling person of the Company), on the one hand, and the Placement Agent and any Selected Dealers (including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent and the Selected Dealers, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Placement Agent and the Selected Dealers in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. In no case shall the Placement Agent or a Selected Dealer be responsible for a portion of the contribution obligation in excess of the compensation received by it pursuant to Section 3 hereof or the Selected Dealer Agreement, as the case may be. No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls the Placement Agent or a Selected Dealer within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, stockholder, employee and agent of the Placement Agent or a Selected Dealer, shall have the same rights to contribution as the Placement Agent or the Selected Dealer, and each person, if any who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act and each officer, director, employee and agent of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 6. Anything in this
Section 6 to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 6 is intended to supersede any right to contribution under the Securities Act, the Exchange Act, or otherwise.

        7.      MISCELLANEOUS.

                (a) Survival. Any termination of the Offering without consummation thereof shall be without obligation on the part of any party except that the indemnification provided in Section 5 hereof and the contribution provided in Section 6 hereof shall survive any termination and shall survive the Closing for a period of five years.

                (b) Representations, Warranties and Covenants to Survive Delivery. The respective representations, warranties, indemnities, agreements, covenants and other statements of the Company as of the date hereof shall survive execution of this Agreement and delivery of the Units and the termination of this Agreement for a period of one year after such respective event.

                (c) No Other Beneficiaries. This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and no other person, firm or corporation shall have any third-party beneficiary or other rights hereunder.

                (d) Governing Law; Resolution of Disputes. This Agreement shall be governed by and construed in accordance with the law of the State of New York without regard to conflict of law provisions. The Placement Agent and the Company will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation. Should such attempts fail, then the dispute will be mediated by a mutually acceptable mediator to be chosen by the Placement Agent and the Company within 15 days after written notice from either party demanding mediation. Neither party may unreasonably withhold consent to the selection of a mediator, and the parties will share the costs of the mediation equally. Any dispute which the parties cannot resolve through negotiation or mediation within six months of the date of the initial demand for it by one of the parties may then be submitted to the courts for resolution. The use of mediation will not be construed under the doctrine of latches, waiver or estoppel to affect adversely the rights of either party. Nothing in this paragraph will prevent either party from resorting to judicial proceedings if

(a) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (b) interim relief from a court is necessary to prevent serious and irreparable injury.

                (e) Counterparts. This Agreement may be signed in counterparts with the same effect as if both parties had signed one and the same instrument.

                (f) Notices. Any communications specifically required hereunder to be in writing, if sent to the Placement Agent, will be sent by overnight courier providing a receipt of delivery or by certified or registered mail to it at Commonwealth Associates, [removed] and if sent to the Company, will be sent by overnight courier providing a receipt of delivery or by certified or registered mail to it at [removed].

                (g) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the matters herein referred and supersedes all prior agreements and understandings, written and oral, between the parties with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver or termination is sought.

        If you find the foregoing is in accordance with our understanding, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us.

                                        Very truly yours,

                                        FUTURELINK DISTRIBUTION CORP.


                                        By: [signed: R. Kilambi]
                                           -------------------------------------

                                        Name: Raghu Kilambi
                                        Title: Chief Financial Officer


Agreed:

COMMONWEALTH ASSOCIATES,
a New York limited partnership

By:     Commonwealth Associates Management Corp., Inc.
        a New York corporation, its general partner


By:     [signed: J. Wynne]
   ----------------------------------
Name:   Joseph Wynne
Title:  Chief Financial Officer